Firstar Trust Company

615 E. Michigan Street

Milwaukee, WI 53202









June 27, 1997





U.S. Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C., 20549



Re:     The Tocqueville Trust

        The Tocqueville Asia-Pacific Fund

        Rule 24f-2 Notice

        CIK#: 0000801444

        1933 Act Registration No: 33-8746

        1940 Act File No. : 811-4840



Dear Ladies and Gentlemen:



On behalf of The Tocqueville Asia-Pacific Fund (the
"Registrant") and pursuant to Rule 24f-2 under the Investment
Company Act of 1940, as amended, transmitted herewith for filing, via EDGAR, are the following documents:





1). One (1) copy of the Registrant's Final Rule 24f-2 Notice for The Tocqueville Asia-Pacific Fund for the period November 1, 1996 through May 1, 1997.



2). One (1) copy of the Opinion of Counsel for the Registrant with respect to securities sold during the period November 1, 1996 through May 1, 1997.



Please note that there is no filing fee required.



Any questions with respect to this registration notice should be directed to the undersigned at 414-287-3851. Thank you for your assistance in handling this matter.



Respectfully,





Dana L. Armour

Compliance Administrator, Firstar Trust Company